EXHIBIT 23(H)(1)

                   FUND ADMINISTRATION SERVICING AGREEMENT

                   FUND ADMINISTRATION SERVICING AGREEMENT

      THIS AGREEMENT is made and entered into as of this ____ day of December, 1999, by and between The Legacy Funds, Inc., a Delaware business trust (hereinafter referred to as the "Company"), and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company (hereinafter referred to as "Firstar").

      WHEREAS, the Company is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

      WHEREAS, Firstar is in the business of providing, among other things, fund administration services to investment companies; and

      WHEREAS, the Company desires to retain Firstar to act as Administrator for The Legacy Growth Fund and for each additional series of the Company listed on Exhibit A attached hereto (each, a "Fund"), as may be amended from time to time.

      NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and Firstar agree as follows:

1.    APPOINTMENT OF ADMINISTRATOR

      The Company hereby appoints Firstar as Administrator of the Company on the terms and conditions set forth in this Agreement, and Firstar hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein. In performing its duties hereunder, Firstar will comply with all applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, and the applicable rules and regulations thereunder and any laws, rules and regulations of governmental authorities having jurisdiction and will act in conformity with the instructions and directions of the Board of Trustees of the Company and such officers of the Company as may be designated for such purpose by the Board of Trustees from time to time which are timely delivered to Firstar.

2.    DUTIES AND RESPONSIBILITIES OF FIRSTAR

      A.    General Fund Management

            1.    Act as liaison among all Fund service providers

            2.    Coordinate Board communication by:

                  a. Assisting Company counsel in establishing meeting agendas
                  b. Preparing reports to the Board of Trustees based on financial and administrative data
                  c.    Evaluating independent auditors

                  d. Securing and monitoring fidelity bond and trustee and officers liability coverage, and making the necessary Securities and Exchange Commission ("SEC") filings relating thereto
                  e. Preparing minutes of meetings of the Board of Trustees (and its committees) and shareholders

            3.    Audits

                  a. Prepare appropriate schedules and assist independent auditors
                  b. Provide information to the SEC and facilitate audit process
                  c.    Provide office facilities

            4.    Assist in overall operations of the Fund

            5.    Pay Fund expenses upon written authorization from the Company

      B.    Compliance

            1.    Regulatory Compliance

                  a.    Monitor   compliance   with  1940  Act   requirements,
                        including:

                        1)    Asset diversification tests
                        2)    Total return and SEC yield calculations
                        3)    Maintenance  of books  and  records  under  Rule
                              31a-3
                        4) Code of Ethics for the disinterested trustees of the Fund (if requested by the Fund)

                  b. Monitor the Fund's compliance with the policies and investment limitations of the Company as set forth in its Prospectus and Statement of Additional Information

            2.    Blue Sky Compliance

                  a. Prepare and file with the appropriate state securities authorities any and all required compliance filings (including initial filings) relating to the Company or the securities of the Company so as to enable the Company to make a continuous offering of its shares in all states
                  b. Monitor status and maintain registrations in each state

            3.    SEC Registration and Reporting

                  a. Assist Company counsel in updating Prospectus and Statement of Additional Information and in preparing proxy statements
                  b.    Prepare and file on a timely  basis so as to incur the
                         minimum filing fee Rule 24f-2 notices and Form N-SAR
                  c.    Prepare annual and semiannual reports

                  d.    Coordinate  the  printing  of  publicly   disseminated
                        Prospectuses, proxy statements and reports
                  e.    File fidelity bond under Rule 17g-1
                  f.    File shareholder reports under Rule 30b2-1

            4.    IRS Compliance

                  a. Monitor Company's status as a regulated investment company under Subchapter M of the Internal Revenue Code through review of the following:

                        1)    Asset diversification requirements
                        2)    Qualifying income requirements
                        3)    Distribution requirements
                        4)    All other applicable requirements

                  b. Calculate required distributions (including excise tax distributions)

      C.    Financial Reporting

            1. Provide financial data required by Fund's Prospectus and Statement of Additional Information and registration statement

            2. Prepare financial reports for shareholders, the Board of Trustees, the SEC, and independent auditors

            3. Supervise the Company's Custodian and Company Accountants in the maintenance of the Company's general ledger and in the preparation of the Fund's financial statements, including oversight of expense accruals and payments, of the determination of net asset value of the Company's net assets and of the Company's shares, and of the declaration and payment of dividends and other distributions to shareholders

      D.    Tax Reporting

            1. Prepare for execution and file on a timely basis appropriate federal and state tax returns and other required tax filings and tax reports including, without limitation, Forms 1120/8610 with any necessary schedules and reports with respect to the payment of dividends and capital gains distributions to shareholders of the Fund

            2.    Prepare state income breakdowns where relevant

            3. File Form 1099 Miscellaneous for payments to trustees and other service providers

            4.    Monitor wash losses

            5.    Calculate eligible dividend income for corporate shareholders

      E.    Other

            1.    Provide monthly purchase and sales journal;

            2. Supply various normal and customary Fund statistical data as requested on an ongoing basis;

            3. Prepare and file with the SEC the Fund's annual, semi-annual, and quarterly shareholder reports;

            4. Assist in the preparation of registration statements and other filings relating to the registration of Shares;

            5. Coordinate contractual relationships and communications between the Fund and its contractual service providers;

            6. Upon the approval of the Fund, assist any regulatory body in any requested review of the Fund's books and records maintained by Firstar;

            7. With the approval of the Fund, provide information typically supplied in the investment company industry to companies that publish, track or report the price, performance or other information with respect to investment companies;

            8. Prepare and provide to the Board of Trustees of the Fund such reports and other written materials and documents as may be reasonably requested by the Board of Trustees;

            9. Calculate various contractual expenses (e.g. investment advisory and custody fees);

            10. Calculate dividends and capital gains distributions, if any, as required by the Fund and recommend the required amount of distributions from ordinary income and capital gains to avoid Federal income tax and Federal excise tax;

            11. Prepare such quarterly, annual and semi-annual financial statements as may be required under the 1940 Act or as may otherwise be requested by the Fund;

            12. As appropriate, compute yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity and such other measures of performance and statistics as may be requested by the Fund; and

            13. Perform such other duties as the Fund's Board of Trustees may reasonably request from time to time.

3.    COMPENSATION

      The Company, on behalf of the Fund, agrees to pay Firstar for the performance of the duties listed in this Agreement, the fees and out-of-pocket expenses as set forth in the attached Exhibit A. Such fees shall become effective and begin to accrue upon the first public offering and sale of the shares of the Fund.

      These fees may be changed from time to time, by mutual written Agreement between the Company and Firstar.

      The Company agrees to pay all fees and reimbursable expenses within ten
(10) business days following the receipt of the billing notice.

4.    PERFORMANCE OF SERVICE; LIMITATION OF LIABILITY

      A. Firstar shall exercise reasonable care in the performance of its duties under this Agreement. Firstar shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond Firstar's control, except a loss resulting from Firstar's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Company shall indemnify and hold harmless Firstar from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which Firstar may sustain or incur or which may be asserted against Firstar by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) except as provided in the first two sentences of this paragraph, or (ii) in reliance upon any written or oral instruction for a proper corporate purpose provided to Firstar by any duly authorized officer of the Company not employed by Firstar or any of its affiliates, such duly authorized officer to be included in a list of authorized officers furnished to Firstar and as amended from time to time in writing by resolution of the Board of Trustees of the Company.

      Firstar shall indemnify and hold the Company, each controlling person of the Company and their respective directors, trustees and officers (each a "Firstar Indemnitee") harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which such Firstar Indemnitee may sustain or incur or which may be asserted against such Firstar Indemnitee by any person arising out of any action taken or omitted to be taken by Firstar as a result of Firstar's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

      In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, Firstar shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond Firstar's control. Firstar will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of Firstar. Firstar agrees that it shall, at all times, have reasonable and tested contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company shall be entitled to inspect Firstar's premises and operating capabilities at any time during regular business hours of Firstar, upon reasonable notice to Firstar.

      Regardless of the above, Firstar reserves the right to reprocess and correct administrative errors at its own expense.

      The trustees and shareholders of the Company shall not be personally liable for any of the obligations of the Fund or the Company under this Agreement or in connection with any matter arising under or in connection with this Agreement.

      B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim which may be the subject of this indemnification if it acknowledges its responsibility for such claim. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation (i) initiate no further legal or other expenses for which it shall seek indemnification under this section and (ii) not confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

5.    PROPRIETARY AND CONFIDENTIAL INFORMATION

      Firstar agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders of the Company (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where Firstar may be exposed to civil or criminal contempt proceedings for failure to comply, after being requested to divulge such information by duly constituted authorities, or when so requested by the Company.

6.    DATA NECESSARY TO PERFORM SERVICES

      The Company or its agent, which may be Firstar, shall furnish to Firstar the data necessary to perform the services described herein at times and in such form as mutually agreed upon. Firstar shall provide to the Company's transfer agent, fund accountant, custodian, investment adviser and distributor such information and data produced or maintained by it under this Agreement as may be necessary for such other persons to perform their duties and obligations under their respective agreements with the Company and in such form as may be required by such persons.

7.    TERM OF AGREEMENT

      This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive two year periods. This Agreement may be terminated by the Company upon giving ninety (90) days prior written notice to the other party.

8.    NOTICES

      Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows:

      Notice to Firstar shall be sent to:

      Firstar Mutual Fund Services, LLC
      615 East Michigan Street
      Milwaukee, WI  53202

and notice to the Company shall be sent to:

      The Legacy Funds, Inc.
      61 Broadway
      New York, NY 10006-2802
      Attn: President
or such other address of a party as may be specified by such party by written notice hereunder.


9.    DUTIES IN THE EVENT OF TERMINATION

      In the event that, in connection with termination, a successor to any of Firstar's duties or responsibilities hereunder is designated by the Company by written notice to Firstar, Firstar will promptly, upon such termination and at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by Firstar under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which Firstar has maintained, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from Firstar's personnel in the establishment of books, records, and other data by such successor.

10.   GOVERNING LAW

      This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the SEC thereunder.

11.   RECORDS

      Firstar shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Company but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. Firstar agrees that all such records prepared or maintained by Firstar relating to the services to be performed by Firstar hereunder are the property of the Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Company on and in accordance with its request.

12.   ASSIGNMENT

      This Agreement may not be assigned by Firstar, nor may Firstar delegate its duties hereunder, without the prior written consent of the Company, and any assignment not in compliance with this Section shall be void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

13.   AMENDMENT; WAIVER

      This Agreement may not be amended or changed except by a written instrument signed by the parties hereto. No omission or delay on the part of either party in requiring the due and punctual fulfillment by the other party of any of its obligations hereunder shall constitute a waiver by the omitting or delaying party of any of its rights to require such due and punctual fulfillment of any obligation hereunder, whether similar or otherwise, or a waiver of any remedy it may have hereunder or otherwise.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer in one or more counterparts as of the day and year first written above.

THE LEGACY FUNDS, INC.                  FIRSTAR MUTUAL FUND SERVICES, LLC


By:     ____________________________     By:       _____________________________

Print:  ____________________________     Print:    _____________________________

Title:  ____________________________     Title:    _____________________________

Date:   ____________________________     Date:     _____________________________

Attest: ____________________________     Attest:   _____________________________

                      FUND ADMINISTRATION AND COMPLIANCE
                     ANNUAL FEE SCHEDULE - DOMESTIC FUNDS

                                                                     EXHIBIT A

                  Separate Series of The Legacy Funds, Inc.

           NAME OF SERIES                  DATE ADDED

           Legacy Growth Fund              December __, 1999
           Class A

Annual fee based upon average assets per Fund

   6 basis points (.0006) on the first $200 million of average daily net assets 5 basis points (.0005) on the next $500 million of average daily net assets 3 basis points (.0003) on the balance

   Minimum annual fee:  $30,000 per Fund or Class

Plus out-of-pocket expense reimbursements, including, but not limited to:

   Postage
   Programming
   Stationery
   Proxies
   Retention of records
   Special reports
   Federal and state regulatory filing fees
   Certain insurance premiums
   Expenses from Board of Trustees meetings
   Auditing and legal expenses

Fees and out-of-pocket expense reimbursements are billed to the Fund monthly.